ANNUAL MEETING RESULTS

A joint annual meeting of the funds shareholders was held on December 5, 2007. Each matter voted upon at that meeting, as well as the number of votes cast for, against or withheld, the number of abstentions, and the number of broker non-votes
(if any) with respect to such matters, are set forth below.

(1) The funds shareholders elected the following nine directors:

American Strategic Income Portfolio
			   Shares   Share Witholding
			  Voted For Authority to Vote
Benjamin R. Field III ... 3,703,274      94,122
Roger A. Gibson ......... 3,707,274      90,122
Victoria J. Herget ...... 3,707,606      89,790
John P. Kayser .......... 3,707,606      89,790
Leonard W. Kedrowski..... 3,703,274      94,122
Richard K. Riederer...... 3,707,406      89,990
Joseph D. Strauss........ 3,703,074      94,322
Virginia L. Stringer .... 3,702,586      94,810
James M.Wade ............ 3,707,074      90,322

American Strategic Income Portfolio II
			   Shares    Share Witholding
			  Voted For  Authority to Vote
Benjamin R. Field III ... 14,126,923     277,324
Roger A. Gibson ......... 14,136,123     268,124
Victoria J. Herget ...... 14,135,223     269,024
John P. Kayser .......... 14,135,282     268,965
Leonard W. Kedrowski..... 14,126,423     277,824
Richard K. Riederer...... 14,135,756     268,491
Joseph D. Strauss........ 14,124,189     280,058
Virginia L. Stringer .... 14,131,782     272,465
James M.Wade ............ 14,134,223     270,024

American Strategic Income Portfolio III
			   Shares    Shares Witholding
			  Voted For  Authority to Vote
Benjamin R. Field III ... 19,131,570     290,079
Roger A. Gibson ......... 19,137,481     284,168
Victoria J. Herget ...... 19,135,243     286,406
John P. Kayser .......... 19,142,014     279,635
Leonard W. Kedrowski..... 19,140,208     281,441
Richard K. Riederer...... 19,139,192     282,457
Joseph D. Strauss........ 19,133,893     287,756
Virginia L. Stringer .... 19,138,525     283,124
James M.Wade ............ 19,138,292     283,357

American Select Portfolio
			   Shares   Shares Witholding
			  Voted For Authority to Vote
Benjamin R. Field III ... 9,584,504     110,518
Roger A. Gibson ......... 9,587,079     107,943
Victoria J. Herget ...... 9,588,596     106,426
John P. Kayser .......... 9,589,096     105,926
Leonard W. Kedrowski..... 9,586,971     108,051
Richard K. Riederer...... 9,587,471     107,551
Joseph D. Strauss........ 9,587,796     107,226
Virginia L. Stringer .... 9,587,623     107,399
James M.Wade ............ 9,588,648     106,374


(2) The funds shareholders ratified the selection by the funds board of directors of Ernst & Young
LLP as the independent registered public accounting firm for the funds for the fiscal period ending August 31, 2008. The following votes were cast regarding this matter:

 	      	    Shares
          Shares    Voted    Broker
Fund     Voted For Against Abstentions Non-Votes
ASP ...  3,725,887  62,019    9,490        0
BSP ... 14,304,679  52,606   46,962        0
CSP ... 19,243,622  70,345  107,682        0
SLA ...  9,577,138  24,377   93,507        0

ASP = American Strategic Income Portfolio
BSP = American Strategic Income Portfolio II
CSP = American Strategic Income Portfolio III
SLA = American Select Portfolio